                                                                  Exhibit (11.2)

THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES
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CALCULATION OF FULLY DILUTED NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
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(1)
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(ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                       Third Quarter Ended     Three Quarters Ended
                                                      ----------------------   ----------------------
                                                      October 2,  October 3,   October 2,  October 3,
                                                         1994       1993         1994        1993
                                                      ----------  ---------    ----------  ----------
NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES                                    $54,577     $29,994      $137,352    $107,099
                                                      =======     =======      ========    ========
AVERAGE NUMBER OF SHARES OUTSTANDING ON A
 FULLY DILUTED BASIS:
  Shares used in calculating primary earnings
   per share                                           62,722      59,713        62,528      62,203

  Additional dilutive effect of stock options after
   application of treasury stock method                   279           2           393          10
                                                      -------     -------      --------    --------
AVERAGE NUMBER OF SHARES OUTSTANDING ON A
 FULLY DILUTED BASIS                                   63,000      59,715        62,922      62,213
                                                      =======     =======      ========    ========
FULLY DILUTED NET EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE                                 $.87        $.50         $2.18       $1.72
                                                         ====        ====         =====       =====

(1) This calculation is submitted in accordance with 17 CFR 229.601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.